UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2009

MEDICINOVA, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	001-33185	33-0927979
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 LA JOLLA VILLAGE DRIVE, SUITE 950, SAN DIEGO, CA		92122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers Compensatory Arrangements of Certain Officers.

On September 14, 2009, the Board of Directors of MediciNova, Inc. (“MediciNova”) increased the size of the Board of Directors from six to seven and elected Hiroaki Shigeta to the newly-created vacancy. Mr. Shigeta brings significant experience to MediciNova in the management of biopharmaceutical companies, the development of strategic partnerships and extensive knowledge about, and contacts with, Japanese pharmaceutical companies. Mr. Shigeta has served as a director of The Medicines Company, a company listed on The NASDAQ Stock Market, Inc., since April 2007. Mr. Shigeta served as a consultant to The Medicines Company from July 2006 to December 2007. From January 2005 until June 2006, he was a consultant to several Japanese pharmaceutical companies. From October 1993 to December 2004, Mr. Shigeta served in a variety of senior management positions with Hoffman-La Roche, Inc. and its affiliates. From January 2003 to December 2004, Mr. Shigeta was the U.S. Head, Far East Relations of Hoffman-La Roche, Inc. and, from June 2002 to April 2003, he was a Member of the Board of Chugai Seiyaku KK, Tokyo, a majority-owned affiliate of Roche Holding Ltd. of Switzerland (“Roche Holding”). From January 2001 to May 2002, Mr. Shigeta served as Chairman and Representative Director of Nippon Roche KK, a pharmaceutical company and a Japanese affiliate of Roche Holding. From October 1993 to December 2000, Mr. Shigeta was the President and Chief Executive Officer of Nippon Roche KK. Mr. Shigeta received a B.A. in economics from Momoyama Gakuin University in Osaka, Japan and a B.Sc. from Haas Business School, University of California at Berkeley.

In accordance with the terms of MediciNova’s Amended and Restated 2004 Stock Incentive Plan, Mr. Shigeta received on September 14, 2009 an automatic grant of option to purchase 1,000 shares of MediciNova’s common stock, as a result of his appointment to MediciNova’s Board of Directors. These options were fully vested and immediately exercisable at a price of $6.18 per share as of the date of grant.

Item 7.01.	Regulation FD Disclosure.

On September 16, 2009, MediciNova issued a press release (the “Press Release”) announcing the election of Hiroaki Shigeta to its Board of Directors. A copy of the Press Release is attached hereto as Exhibit 99.1. The information in this Current Report on Form 8-K being provided under this Item 7.01, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Exchange Act or otherwise subject to the liabilities of such Section. The information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release of MediciNova, Inc., dated as of September 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, MediciNova has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINOVA, INC.

Date: September 16, 2009	By:	/s/ Shintaro Asako
	Name:	Shintaro Asako
	Title:	Chief Financial Officer

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